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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent accountants of 3DV Systems Ltd. (the "Company"), we hereby consent to the incorporation of our report dated February 28, 2000 on the financial statements of the Company as of December 31, 1999, in this Form 10K, into Vision-Sciences Inc.'s previously filed Registrations Statement file Nos. 33-57298, 33-80762, 33-80764 and 333-72547.



/s/SOMEKH CHAIKIN
--------------------
Certified Public Accountants (Isr.)
A Member Firm of KPMG International



Tirat HaCarmel, June 26, 2000